Exhibit 10(x)

                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT ("Agreement"), dated as of January 15, 1998, between SIGA Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Prism Ventures LLC (the "Consultant").

     WHEREAS, the Company desires to retain Consultant, and Consultant desires to be retained pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

     1. Duties. The Company hereby retains the Consultant to provide business development, operations and other advisory services, including services related to in-licensing, out-licensing, merger and acquisition activity, financings, strategic alliances and other corporate transactions, and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein as may be reasonably determined by the Board of Directors of the Company, faithfully and to the best of its ability.

     2. Term. The Consultant's retention hereunder shall be for a term of three years (the "Initial Term") commencing January 15, 1998, and shall be automatically renewed for additional one-year periods (each period a "Renewal Term") unless either party notifies the other in writing of its intention not to so renew this Agreement no less than 90 days prior to the expiration of the Initial Term or any Renewal Term.

     3. Compensation and Expenses.

     (a) In consideration for Consultant's performing the Consulting Services for the Company, the Company shall pay to Consultant a consulting fee of $150,000 per year, payable quarterly in advance, subject to deduction for any then outstanding amounts owed by Consultant to the Company, and 16,667 stock option per year, payable quarterly in advance, and exercisable at the fair market value on the date of the grant.

     (b) In addition to the consulting fee, Consultant may also be paid bonuses, success fees and other compensation, including stock options, as may be determined by the Board of Directors of the Company for work performed by Consultant in connection with merger and acquisition activity, financings, strategic alliances and other corporate transactions.

     (c) The Company will reimburse Consultant for actual out-of-pocket expenses incurred in connection with the performance of the Consulting Services, provided that Consultant


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submits receipts or other expense records to the Company in accordance with the
Company's general reimbursement policy then in effect.

     4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and its successors and assigns; provided that in no event shall Consultant's obligations to perform the Consulting Services be delegated or transferred by Consultant without the prior written consent of the Company.

     5. Termination.

     (a) This Agreement may only be terminated by the Company for Cause.

     (b) The Company shall have "Cause" to terminate this Agreement upon any material breach by Consultant of any provision of this Agreement.

     (c) In the event of a termination of this Agreement for Cause, Consultant shall receive consulting fees only to the Date of Termination. If the Company shall terminate Consultant other than for Cause, the Company shall be obligated to pay Consultant the full amount of compensation due Consultant hereunder through the completion of the term.

     6. Confidentiality.

     Consultant hereby recognizes that the value of all trade secrets and other proprietary data and all other information of the Company not in the public domain ("Confidential Information") disclosed by the Company in the course of performing Consulting Services with the Company is attributable substantially to the fact that such Confidential Information is maintained by the Company in the strict confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. Consultant, therefore, covenants and agrees to keep strictly secret and confidential the Confidential Information of the Company in accordance with the following provisions of this
Section 6. Consultant covenants and agrees to safeguard the Confidential Information of the Company disclosed to or otherwise acquired by Consultant in the course of performing Consulting Services and to prevent the disclosure or other dissemination thereof to any third party, or the use thereof by any competitor. In implementation of the foregoing, Consultant shall not disclose any of the Confidential Information of the Company to any employee or consultant except those for whom disclosure is necessary for the effective performance of their responsibilities as employees or consultants and, in each case, only to the extent required for such effective performance of responsibilities by employees or consultants to whom such disclosure is made pursuant to this
Section 6. The obligations undertaken by Consultant pursuant to this Section 6 shall not apply to any Confidential Information which hereafter shall become published or otherwise generally available to the public, except in consequence of a willful or negligent act or admission by Consultant, or its employees or consultants, in contravention of the obligations hereinabove set forth in this
Section 6, and such obligations shall, as so limited, survive expiration or termination of this Agreement.

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     7. Representations and Warranties.  Consultant represents and warrants that it is not under any obligation, contractual or otherwise to any person or entity which would prevent it from entering into this Agreement or prevent, impede or hinder it from fully faithfully performing any of its duties and services hereunder.

     8.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     9. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.



                                            SIGA PHARMACEUTICALS, INC.


                                            By: /s/  David de Weese
                                                ----------------------------
                                                     Authorized Officer




                                            PRISM VENTURES LLC

                                            By: /s/ Joshua Schein
                                                ---------------------------
                                                    Authorized Officer


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